UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

Black Hawk Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41984	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 217-4482

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one-fifth of one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary Shares	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On October 13, 2026, Black Hawk Acquisition Corporation (the “Company”) held an extraordinary general meeting of Shareholders (the “Extraordinary General Meeting”). The record date for shareholders entitled to notice of and to vote at the Extraordinary General Meeting was September 1, 2026. As of the record date, 4,153,577 ordinary shares were issued and outstanding and entitled to vote at the Extraordinary General Meeting. Of these shares, 3,211,516 shares, representing approximately 77.3% of the outstanding ordinary shares entitled to vote, were present by virtually or represented by proxy at the Extraordinary General Meeting, constituting a quorum.

At the Extraordinary General Meeting, shareholders voted on eight proposals, each of which is described in greater detail in the Company’s definitive proxy statement. The final voting results for each proposal are set forth below:

Proposal 1 – Business Combination Proposal

The Company’s shareholders approved, by ordinary resolution, the Business Combination Agreement, dated as of April 26, 2025 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, Vesicor Therapeutics, Inc. (“Vesicor”) and BH Merger Sub, Inc., and the transactions contemplated thereby (the “Business Combination Proposal”). The votes cast were as follows:

For	Against	Abstain
3,191,351	20,165	0

Proposal 2 – Domestication Proposal

The Company’s shareholders approved, by special resolution, the transfer of the Company by way of continuation out of the Cayman Islands and its domestication as a corporation in the State of Delaware (the “Domestication Proposal”). The votes cast were as follows:

For	Against	Abstain
3,191,351	20,165	0

Proposal 3 – Organizational Documents Proposal

The Company’s shareholders approved, by special resolution, the adoption, effective upon the Domestication, of the proposed certificate of incorporation and bylaws of the Company (the “Organizational Documents Proposal”). The votes cast were as follows:

For	Against	Abstain
3,191,351	20,165	0

Proposal 4 – Director Election Proposal

The Company’s shareholders elected, by ordinary resolution, five directors to serve on the board of directors of the Company following the Business Combination (the “Director Election Proposal”). The votes cast for each nominee were as follows:

Director Nominee	For	Against	Abstain
Luo Feng	3,191,351	20,165	0
Warren Hosseinion	3,191,351	20,165	0
Frederick Woodruff Field	3,191,351	20,165	0
Oded Levy	3,191,351	20,165	0
Qi Ouyang	3,191,351	20,165	0

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Proposal 5 – Nasdaq Proposal

The Company’s shareholders approved, by ordinary resolution, for purposes of complying with applicable Nasdaq listing rules, the issuance of shares of common stock of the Company following the Domestication in connection with the Business Combination (the “Nasdaq Proposal”). The votes cast were as follows:

For	Against	Abstain
3,191,352	20,164	0

Proposal 6 – Incentive Plan Proposal

The Company’s shareholders approved, by ordinary resolution, the Vesicor Therapeutics Holdings, Inc. 2026 Equity Incentive Plan (the “Incentive Plan Proposal”). The votes cast were as follows:

For	Against	Abstain
3,102,603	20,164	88,749

Proposal 7 – NTA Proposal

The Company’s shareholders approved, by special resolution, an amendment of the Company’s memorandum and articles of association to remove the requirement that the Company maintain net tangible assets of at least $5,000,001 upon consummation of a business combination (the “NTA Proposal”). The votes cast were as follows:

For	Against	Abstain
3,191,351	20,165	0

Proposal 8 – Adjournment Proposal

The Company’s shareholders approved, by ordinary resolution, the adjournment the Extraordinary General Meeting to a later date or dates, if necessary or desirable, as determined by the Company’s board of directors (the “Adjournment Proposal”). The votes cast were as follows:

For	Against	Abstain
3,141,351	70,165	0

All eight proposals were approved by the requisite shareholder vote. In connection with the approval of the NTA Proposal, the Company intends to file an amendment to its current amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands promptly following the Extraordinary General Meeting.

In connection with the Extraordinary General Meeting, holders of 2,089,162 ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account, for an aggregate redemption amount of $25,153,510.48, representing a per-share redemption price of approximately $12.04. The Company is not permitting reversals of redemption elections.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Name:	Mr. Kent Louis Kaufman
Title:	Chief Executive Officer

Date: October 13, 2026

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